Exhibit 99.1

          NMS Communications Announces Preliminary Financial
                  Results for the Third Quarter 2006


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Oct. 5, 2006--NMS
Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for converged and mobile networks, today announced preliminary financial results for the third quarter, ended September 30, 2006.

    For the third quarter, the Company expects revenue to be between $20.0 and $21.0 million. Non-GAAP net loss per share, before stock-based compensation and amortization of acquired intangible assets, is expected to be between $(0.11) and $(0.13). GAAP net loss per share is expected to be between $(0.15) and $(0.17). This compares to previously issued company guidance of total revenue between $23 and $24 million, non-GAAP loss per share between $(0.07) and $(0.08) and GAAP loss per share of $(0.11) to $(0.12). The anticipated non-GAAP and GAAP results include a restructuring charge of approximately $1.3 million, or $0.02 per share, for the previously disclosed closure of the Redbank, NJ facility. This charge was not anticipated at the time management provided original guidance for the third quarter.

    Bob Schechter, Chairman and CEO of NMS Communications, stated, "We are disappointed with the financial results we expect to deliver for the third quarter. Revenue will fall short of our expectations, principally in our Platform Solutions Business Unit, which experienced softness in demand from a broader perspective than was the case in the second quarter. We are reviewing all aspects of our business in depth with the objective of returning to profitable operations as quickly as possible."

    Conference Call Tomorrow

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. Management has scheduled a conference call tomorrow, October 6th at 8:30 a.m. ET. To participate in the call, please dial 800.810.0924. This call will also be available live via the Internet by accessing the NMS website at http://www.nmscommunications.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

    A replay will be available on the website www.nmscommunications.com. Access the Investor section of the company's website and click on Audio and Video Archives, or you may listen to the replay by calling 719.457.0820 and entering the pass code 4737217. The replay will be available from 11:00 a.m. ET, October 6, 2006 through 12:00 midnight, October 12, 2006.

    The date for reporting full financial results for the third quarter will be published early next week.



Non-GAAP Loss per Share
------------------------------------------
                                          Estimates for the Quarter
                                           Ended September 30, 2006
                                          --------------------------
                                          Low End        High End
                                          of Range       of Range
                                          --------------------------
Non-GAAP Loss per Share                   $(0.11)        $(0.13)
Less: Estimated impact of expensing stock-
 based compensation and amortization of
 acquired intangibles                     $(0.04)        $(0.04)
                                          --------------------------
GAAP Loss per Share                       $(0.15)        $(0.17)
                                          ==========================


    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions for converged and mobile networks. Visit www.nmscommunications.com for more information.

    Statements in this document expressing the beliefs, estimates and expectations of management regarding future performance may be construed as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation the Company's guidance with respect to third quarter 2006 revenue, net loss per share and non-GAAP net loss per share. These statements are based on management's expectations as of the date of this release and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    Use of Non-GAAP Financial Measures

    The Company has provided in this release non-GAAP net loss per share, which is a non-GAAP financial measure adjusted to exclude certain non-cash expenses. The Company believes that this non-GAAP financial measure is useful to help investors better understand and assess the Company's past financial performance and prospects for the future and facilitates comparisons with the performance of others in our industry. Management uses this non-GAAP financial measure when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, in addition to the reasons stated above, the Company has excluded stock-based compensation from its non-GAAP financial measures because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Therefore, management believes that excluding stock-based compensation from its non-GAAP financial measures is useful in order to offer consistent information that is comparable to previous information that the Company has publicly disclosed with respect to prior periods for which stock-based compensation was not expensed in accordance with the accounting rules applicable to such periods. Additionally, the Company has excluded the effects of amortization of acquired intangible assets from its non-GAAP financial measures because, in the period prior to the recent Openera acquisition, it did not incur amortization expense of this nature, and the exclusion of this amount helps investors compare operating expenses with prior periods. The non-GAAP financial measures disclosed by the Company, however, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

    NMS Communications is a trademark of NMS Communications
Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.


    CONTACT: For media and industry analysts:
             NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             Herb Shumway, CFO, 508-271-1481
             Herb_Shumway@nmss.com